EXHIBIT 99.1

LOOP INDUSTRIES REPORTS SECOND QUARTER FISCAL 2025 RESULTS AND PROVIDES UPDATE ON FINANCING AND COMMERCIALIZATION PLANS

•	REED FINANCING EXPECTED TO BE FINALIZED IN NOVEMBER 2024

•	CONTINUED PROGRESS TOWARDS GROUNDBREAKING OF INFINITE LOOP™ INDIA MANUFACTURING FACILITY ON SCHEDULE

LOOP MANAGEMENT TO HOLD UPDATE CALL AT 8:30 AM ET ON OCTOBER 16, 2024

MONTREAL, QC/ACCESSWIRE/OCTOBER 15, 2024 — Loop Industries, Inc. (Nasdaq: LOOP) (the “Company,” “Loop,” “we,” “us,” or “our”), a clean technology company whose mission is to accelerate a circular plastics economy by manufacturing 100% recycled polyethylene terephthalate (“PET”) plastic and polyester fiber, today reported its consolidated financial results for the second quarter for fiscal year 2025 and provided an update on its financing and commercialization activities.

Financing Update

On July 31, 2024, Reed Management SAS (“Reed”) and Societe Generale announced that Societe Generale has agreed to acquire 75% of Reed and provide funding for Reed initially amounting to €250 million, which can be further increased to €350 million. This transaction, which is subject to customary closing conditions including regulatory approval, would secure Reed’s funding for its planned investments, including the financing package for Loop. We are expecting that the remaining closing conditions will have been addressed, and that the financing will be completed, in November 2024. This is expected to provide the initial tranche of €10 million in a Convertible Preferred Security to be issued by Loop, bearing a 13% PIK dividend rate and 5-year term, with further amounts at future dates.

In order to ensure the Company’s continuing liquidity in the event of unanticipated timing delays in closing the transaction with Reed, Loop’s CEO and an independent director of the Company have committed to provide bridge financing of $2 million if required.

Infinite Loop™ India Update

Loop, in collaboration with its joint venture partner, Ester Industries Ltd. ("Ester"), is steadily advancing the upcoming Infinite Loop™ manufacturing facility in India.

The joint venture hired a leading international engineering firm to conduct a land study to find the optimal location in India for the manufacturing facility, based on several key requirements such as infrastructure, proximity to a seaport for exports, renewable energy for a reduction in CO2 emissions and close proximity to waste PET and polyester feedstocks. Based on the analysis of the findings, the joint venture has selected the Gujarat province as the location for the facility. The province provides for excellent infrastructure and close proximity to the seaport, the ability to use 100% renewable energy as the primary energy source, and close proximity to the Surat region, which is the main hub for the polyester textile industry in India.

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Today, branded apparel companies are in need of a solution to incorporate new materials made from textile-to-textile recycling into their supply chains and to be able to recycle the textile waste from their manufacturing facilities. The polyester textile industry in India will be supplying the Infinite Loop™ manufacturing facility with most of the waste polyester feedstocks required as its raw material input. Using textile waste as the primary feedstock source will allow for Loop to sell polyester resin made from 100% textile waste to the apparel companies. The ability to offer branded apparel companies a true textile-to-textile recycling solution for polyester will be the driving force for the future of our Indian expansion, as 66% of all PET sold globally goes into textiles in Asia.

The facility will also be producing bottle grade PET resin used in the beverage and packaging industries to our global customer base.

Financial Results and Expense Breakdown

The Company’s financial results for the quarter ended August 31, 2024 include $4.9 million of total expenses, which includes significant and non-recurring legal expenses incurred for regulatory and other purposes, and project costs related to the deployment of Loop’s technology. Excluding these items, and non-cash expenses, the remaining expenses amount to $2.9 million for the current quarter. The Company projects that the prospective run rate for cash expenses will be approximately $1.0 million per month for the balance of fiscal 2025, excluding project costs.

CEO Comment

Daniel Solomita, Founder and CEO of Loop, commented on the recent updates, saying: “We are excited about progressing towards the conclusion of our financing with Reed, which will be an excellent and fully aligned strategic and financial partner. This partnership will allow Loop to accelerate the deployment of our technology in Europe.

We have reached an important milestone in Loop’s strategic development in India. The selection of the Gujarat province provides Loop with the ability to offer apparel companies with a textile-to-textile solution which is a critical consideration for branded apparel customers. Being in India, and specifically in the Gujarat province, will allow Loop to collaborate with the apparel companies on integrating Loop’s material into their supply chains, which are mainly in Asia today. Low-cost manufacturing in India will also allow Loop to be very competitive on pricing at the same time as supplying brands with high quality PET resin and polyester fiber.

The partnership with Ester will also allow for Loop to implement its strategic plan of deploying capital into low-cost manufacturing countries such as India, and to move to more of a licensing model in higher cost manufacturing countries.”

Corporate Update Call

Senior Management of Loop will host a corporate update call, followed by a question-and-answer session, which can be accessed via the dial-in numbers below. Slides supporting Senior Management’s remarks will be available via the Investors section of Loop’s website at http://loopindustries.com/en/investors/overview.

Date:    Wednesday, October 16, 2024

Time:   8:30 am Eastern Time

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Participant joining details (by Telephone):

Joining by Telephone:

United States (Local): +1 404 975 4839

United States (Toll-Free): +1 833 470 1428

Access Code: 377082

OR

Registration Link: https://www.netroadshow.com/events/login?show=777a392f&confId=72283

- Avoid wait time - Bypass speaking with an operator to join the call

- Receive a Calendar Invitation with call access details including your unique PIN

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Results of Operations

The following table summarizes our operating results for the three-month periods ended August 31, 2024 and 2023, in thousands of U.S. Dollars.

	Three months ended August 31,
	2024	2023	Change favorable / (unfavorable)
Revenue from contracts with customers	$23	$54	$(31)

Expenses
Research and development
External engineering	651	141	(510)
Employee compensation	862	1,218	356
Stock-based compensation	131	155	24
Plant and laboratory operating expenses	197	447	250
Tax credits	(49)	(22)	27
Other	153	99	(54)
Total research and development	1,945	2,038	93

General and administrative
Professional fees	1,007	912	(95)
Employee compensation	585	647	62
Stock-based compensation	231	233	2
Insurance	476	709	233
Other	296	342	46
Total general and administrative	2,595	2,843	248

Depreciation and amortization	129	136	7
Interest and other financial expenses	119	44	(75)
Interest income	(6)	(219)	(213)
Foreign exchange loss (gain)	80	(38)	(119)
Total expenses	4,862	4,804	(58)
Net loss	$(4,839)	$(4,750)	$(88)

Second Quarter Ended August 31, 2024

Revenues

Revenues for the three-month period ended August 31, 2024 decreased $31 to $23, as compared to $54 for the same period in 2023. The revenues resulted from the delivery of initial volumes to customers of Loop™ PET resin produced using monomers manufactured at the Terrebonne Facility.

Research and Development

Research and development expense for the three-month period ended August 31, 2024 decreased $93 to $1,945, as compared to $2,038 for the same period in 2023. The decrease was primarily attributable to a $356 decrease in employee compensation, and a $250 decrease in plant and laboratory expenses at our Terrebonne Facility. These decreases were partially offset by a $510 increase in external engineering costs for design work for our Infinite Loop™ manufacturing process.

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General and administrative expenses

General and administrative expenses for the three-month period ended August 31, 2024 decreased $248 to $2,595, as compared to $2,843 for the same period in 2023. The decrease was primarily attributable to a $233 decrease in insurance expenses which is mainly attributable to a favourable renewal of D&O insurance.

Net Loss

The net loss for the three-month period ended August 31, 2024 increased $88 to $4,839, as compared to $4,750 for the same period in 2023. The increase is primarily due to the $213 decrease in interest income and the $119 increase in foreign exchange, partially offset by the $248 decrease in general and administrative expenses.

Six Months Ended August 31, 2024

The following table summarizes our operating results for the six-month periods ended August 31, 2024 and 2023, in thousands of U.S. Dollars.

	Six months ended August 31,
	2024	2023	Change
Revenue from contracts with customers	$29	$81	$(52)

Expenses
Research and development
External engineering	1,279	1,297	18
Employee compensation	1,877	2,504	627
Machinery and equipment expenditures	3	1,236	1,233
Stock-based compensation	261	315	54
Plant and laboratory operating expenses	467	916	449
Tax credits	(35)	(47)	(12)
Other	330	307	(23)
Total research and development	4,182	6,528	2,346

General and administrative
Professional fees	2,262	1,531	(731)
Employee compensation	1,221	1,285	64
Stock-based compensation	471	428	(43)
Insurance	968	1,412	444
Other	584	652	68
Total general and administrative	5,506	5,308	(198)

Depreciation and amortization	266	268	2
Interest and other financial expenses	179	98	(81)
Interest income	(132)	(318)	(186)
Foreign exchange loss (gain)	56	(52)	(108)
Total expenses	10,057	11,832	1,775
Net loss	$(10,028)	$(11,751)	$1,723

Revenues

Revenues for the six-month period ended August 31, 2024 decreased $52 to $29, as compared to $81 for the same period in 2023. The revenues resulted from the delivery of initial volumes to customers of Loop™ PET resin produced using monomers manufactured at the Terrebonne Facility.

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Research and Development

Research and development expense for the six-month period ended August 31, 2024 decreased $2,346 to $4,182, as compared to $6,528 for the same period in 2023. The decrease was primarily attributable to a $1,233 decrease in purchases of machinery and equipment for the Terrebonne Facility, a $681 decrease in employee compensation expenses, including stock-based compensation, and a $449 decrease in plant and laboratory expenses to operate our Terrebonne Facility.

General and administrative expenses

General and administrative expenses for the six-month period ended August 31, 2024 increased $198 to $5,506, as compared to $5,308 for the same period in 2023. The increase was primarily attributable to a $731 increase in professional fees, partially offset by a decrease in insurance expenses of $444.

Net Loss

The net loss for the six-month period ended August 31, 2024 decreased $1,723 to $10,028, as compared to $11,751 for the same period in 2023. The decrease is primarily due to the decrease in research and development expenses of $2,346, partially offset by $198 increase in research and development expenses, a $186 decrease in interest income, and a $108 increase in foreign exchange.

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Loop Industries, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(in thousands of U.S. dollars, except per share data)	Three Months Ended		Six Months Ended
	August 31, 2024	August 31, 2023	August 31, 2024	August 31, 2023
Revenue from contracts with customers	$23	$54	$29	$81

Expenses :
Research and development	1,945	2,038	4,182	6,528
General and administrative	2,595	2,843	5,506	5,308
Depreciation and amortization	129	136	266	268
Total expenses	4,669	5,017	9,954	12,104

Other loss (income) :
Interest and other financial expenses	119	44	179	98
Interest income	(6)	(219)	(132)	(318)
Foreign exchange loss (gain)	80	(38)	56	(52)
Total other loss (income)	193	(213)	103	(272)
Net loss	(4,839)	(4,750)	(10,028)	(11,751)

Other comprehensive loss -
Foreign currency translation adjustment	43	84	(12)	104
Comprehensive loss	$(4,796)	$(4,666)	$(10,040)	$(11,647)
Net loss per share
Basic and diluted	$(0.10)	$(0.10)	$(0.21)	$(0.25)
Weighted average common shares outstanding
Basic and diluted	47,573,302	47,521,187	47,554,357	47,518,645

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Loop Industries, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands of U.S. dollars, except per share data)	As at
	August 31, 2024	February 29, 2024

Assets
Current assets
Cash and cash equivalents	$1,395	$6,958
Sales tax, tax credits and other receivables	392	351
Inventories	81	102
Prepaid expenses and other deposits	492	577
Total current assets	2,360	7,988
Investment in joint venture	381	381
Property, plant and equipment, net	10,476	10,636
Intangible assets, net	1,786	1,548
Total assets	$15,003	$20,553

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued liabilities	$4,376	$2,321
Current portion of long-term debt	393	100
Unearned revenue	101	-
Total current liabilities	4,870	2,421
Due to customer	800	770
Long-term debt	4,499	3,220
Total liabilities	10,169	6,411

Stockholders’ Equity
Series A Preferred stock	-	-
Common stock	5	5
Additional paid-in capital	185,868	171,792
Additional paid-in capital – Warrants	7,041	20,385
Accumulated deficit	(186,998)	(176,970)
Accumulated other comprehensive loss	(1,082)	(1,070)
Total stockholders’ equity	4,834	14,142
Total liabilities and stockholders’ equity	$15,003	$20,553

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Loop Industries, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands of U.S. dollars)	Six Months Ended August 31,
	2024	2023
Cash Flows from Operating Activities
Net loss	$(10,028)	$(11,751)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	266	268
Stock-based compensation expense	732	743
Accretion expense	57	36
Changes in operating assets and liabilities:
Sales tax and tax credits receivable	(39)	(114)
Inventories	21	(175)
Prepaid expenses	84	510
Accounts payable and accrued liabilities	2,031	(522)
Customer deposits	-	(12)
Unearned revenue	101	-
Net cash used in operating activities	(6,775)	(11,017)

Cash Flows from Investing Activities
Deposits on equipment	-	(5,065)
Additions to intangible assets	(325)	(225)
Net cash used in investing activities	(325)	(5,290)

Cash Flows from Financing Activities
Borrowings under credit facility	1,587	-
Repayment of long-term debt	(50)	(32)
Net cash (used) provided by financing activities	1,537	(32)

Effect of exchange rate changes	-	113
Net decrease in cash	(5,563)	(16,226)
Cash, cash equivalents and restricted cash, beginning of period	6,958	30,591
Cash, cash equivalents and restricted cash, end of period	$1,395	$14,365

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About Loop Industries

Loop Industries is a technology company whose mission is to accelerate the world’s shift toward sustainable PET plastic and polyester fiber and away from our dependence on fossil fuels. Loop Industries owns patented and proprietary technology that depolymerizes no and low-value waste PET plastic and polyester fiber, including plastic bottles and packaging, carpets and textiles of any color, transparency or condition and even ocean plastics that have been degraded by the sun and salt, to its base building blocks (monomers). The monomers are filtered, purified and polymerized to create virgin-quality Loop™ branded PET resin suitable for use in food-grade packaging and polyester fiber, thus enabling our customers to meet their sustainability objectives. Loop™ PET plastic and polyester fiber can be recycled infinitely without degradation of quality, successfully closing the plastic loop. Loop Industries is contributing to the global movement towards a circular economy by reducing plastic waste and recovering waste plastic for a sustainable future.

Common shares of the Company are listed on the NASDAQ Global Market under the symbol “LOOP.”

For more information, please visit www.loopindustries.com. Follow Loop on Twitter: @loopindustries, Instagram: loopindustries, Facebook: Loop Industries and LinkedIn: Loop Industries

Forward-Looking Statements

This news release contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “should,” “could,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or “continue,” the negative of such terms or similar words. These forward-looking statements include, without limitation, statements about our anticipated consummation of the financing transaction with Reed, the expected benefits of our joint venture with Ester, the expected construction by the joint venture of a manufacturing facility in Gujarat Province, India, the expected benefits of the location of such facility, Loop’s market opportunity, its strategies, ability to improve and expand its capabilities, competition, expected activities and expenditures as Loop pursues its business plan, the adequacy of its available cash resources, regulatory compliance, plans for future growth and future operations, the size of Loop’s addressable market, and market trends. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond Loop’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with among other things: (i) our ability to commercialize our technology and products, (ii) the status of our relationships with our partners, (iii) development and protection of our intellectual property and products, (iv) industry competition, (v) our need for and ability to obtain additional funding relative to our current and future financial commitments, (vi) our ability to continue as a going concern, (vii) engineering, contracting, and building our manufacturing facilities, (viii) our ability to scale, manufacture, and sell our products in order to generate revenues, (ix) our proposed business model and our ability to execute it, (x) our ability to obtain the necessary approvals or satisfy any closing conditions in respect of any of our proposed partnerships, (xi) our joint venture projects and our ability to recover certain expenditures in connection them, (xii) adverse effects on the Company’s business and operations as a result of increased regulatory, media, or financial reporting scrutiny, practices, rumors, or otherwise, (xiii) public health issues, such as disease epidemics, which may lead to reduced access to capital markets, supply chain disruptions, and government-imposed business closures, (xiv) war, regional tensions, and economic or other conflicts that could impact market stability and our business; (xv) the effect of the continuing worldwide macroeconomic uncertainty and its impacts, including inflation, market volatility and fluctuations in foreign currency exchange and interest rates, (xvi) the outcome of any U.S. Securities and Exchange Commission (“SEC”) investigations or class action litigation filed against us, (xvii) our ability to hire and/or retain qualified employees and consultants, (xviii) other events or circumstances over which we have little or no control, and (xix) other factors discussed in Loop’s Annual Report on Form 10-K for the fiscal year ended February 29, 2024 filed with the SEC and in Loop’s subsequent filings with the SEC. More detailed information about Loop and the risk factors that may affect the realization of forward-looking statements is set forth in Loop’s filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. Loop assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise, except as required by law.

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For More Information:

Investor Relations:

Kevin C. O’Dowd, Investor Relations

Loop Industries, Inc.

+1 617-755-4602

kodowd@loopindustries.com

Media Inquiries:

Andrea Kostiuk, VP Marketing & Communications

Loop Industries, Inc.

+1 (450) 951-8555

akostiuk@loopindustries.com

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